EXHIBIT 5
[WHITE & CASE]
[LOGO OMITTED]


September 28, 1999

Echelon International Corporation
450 Carillon Parkway, Suite 200
St. Petersburg, Florida 33716



Re:  Echelon International Corporation 1999 Non-Employee Directors' Stock
     Plan
- -----------------------------------------------------------------------------


Dear Sirs:

     We are familiar with the proceedings taken and proposed to be taken by Echelon International Corporation, a Florida corporation (the "COMPANY"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of 75,000 shares of its common stock, $0.01 par value (the "COMMON STOCK"), issuable pursuant to the Echelon International Corporation 1999 Non-Employee Directors' Stock Plan (the "PLAN").

     We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

     Based on the foregoing, it is our opinion that (i) the issuance of the 75,000 shares of Common Stock referred to above has been duly authorized by the Company and (ii) the shares of Common Stock, when issued for consideration in excess of the par value of such Common Stock, and, in the case of shares to be issued upon exercise of stock options granted under the Plan, the option price thereof has been paid as described in the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.



                                                Very truly yours,



                                                White & Case LLP